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                                                                Exhibit 11(a)(1)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports, dated February 7, 1997, on the financial statements and related notes of Heartland Small Cap Contrarian Fund, Heartland Value Fund, Heartland Mid Cap Value Fund, Heartland Large Cap Value Fund, Heartland Value Plus Fund, Heartland U.S. Government Securities Fund and Heartland Wisconsin Tax Free Fund appearing in the Funds' December 31, 1996 Annual Reports to Shareholders, and to all references to our Firm included in or made a part of Post-Effective Amendment No. 34 to Heartland Group, Inc.'s Registration Statement on Form N-1A.


                                                            ARTHUR ANDERSEN  LLP

Milwaukee, Wisconsin
April 29, 1998